EXHIBIT 10.2

SCIENTIFIC-ATLANTA, INC.

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated February 20, 2005

1. Purposes

The purposes of this Plan are to aid the Company in attracting and retaining highly qualified Non-employee Directors, to provide additional compensation as an incentive for Non-employee Directors to contribute their best efforts to the Company’s success, and to emphasize and enhance the Company’s policy of seeking to have Non-employee Directors maintain a significant investment in the stock of the Company and thus a strong commonality of interests with the shareholders.

2. Definitions

As used in this Plan:

(a) The term “Annual Meeting” means the annual meeting of shareholders of the Company.

(b) The term “Award” means an Elective Grant, a Stock Award, a Retirement Award, or a Lump Sum Distribution awarded under this Plan.

(c) The term “Board” means the Board of Directors of the Company.

(d) The term “Board Approval” means approval by a majority of the directors present at a Board meeting at which a quorum is present.

(e) The term “Company” means Scientific-Atlanta, Inc., a Georgia corporation.

(f) The term “Committee” shall mean the Governance and Nominations Committee of the Board or any another committee comprised of directors of the Board which is vested by the Board with responsibility to administer this Plan.

(g) The term “Elective Grant” shall mean the election by a Non-Employee Director pursuant to Section 3(a) hereof to receive a portion of his or her Quarterly Compensation in the form of Shares.

(h) For the purposes of a Stock Award, the term “Eligible Directors” shall mean those Non-employee Directors who served on the Board for the six months immediately preceding the Annual Meeting at which a Stock Award is granted and will continue serving on the Board after such Annual Meeting. For the purposes of an Elective Grant, the term “Eligible Directors” shall mean all Non-employee Directors of the Board. For the purposes of a Retirement Award and for purposes of the Lump Sum Distribution, the term “Eligible Directors” shall mean (1) all Non-employee Directors who were not members of the Board prior to January 1, 1997 and who are serving on the Board on the date of the Annual Meeting at which the Retirement Award is granted, and (2) all Non-employee Directors who were members of the Board and Participants in the Retirement Plan for Non-employee Directors prior to January 1, 1997, and who elected on or before September 21, 1997, pursuant to the terms of paragraph 3 of the Retirement Plan for Non-employee Directors, as amended on June 17, 1997, to receive a Lump Sum Distribution and who are serving on the Board on the date of the Annual Meeting at which the Retirement Award is granted.

(i) The term “Fair Market Value Per Share” means the closing selling price of a Share as reported on the New York Stock Exchange Composite on the date such value is determined or, if there is no trade on such Exchange on that date, then the closing selling price on the next preceding date on which there is trade of the Company’s Common Stock on such Exchange. In the event that the Company’s Common Stock is not listed on the New York Stock Exchange on the determination date, the Fair Market Value shall be determined as stated above but with reference to trades on the largest stock exchange or other public market on which the Company’s Common Stock is then traded.

(j) The term “Lump Sum Distribution” means an award to an Eligible Director consisting of a number of Shares having an aggregate fair market value, as of January 1, 1997, determined as provided in Section 2(i) above, equal to the greater of either (i) the present value, actuarially determined, as of January 1, 1997, of the retirement benefits of such Eligible Director under the Retirement Plan for Non-employee Directors, as amended on June 17, 1997 (the “Retirement Plan”), reduced by the present value, actuarially determined by the Company, as of January 1, 1997, of the stream of annual Retirement Awards (granted under Section 5(a) hereof) through the electing participant’s sixty-fifth birthday, or (ii) an amount equal to the value of 750 shares of the Company’s Common Stock (at the closing price on January 1, 1997) multiplied by the Eligible Director’s total years of service as a director, as of January 1, 1997, all as determined in accordance with paragraph 3 of the Retirement Plan.

(k) The term “Non-employee Director” means any person who is elected to the Board and who has not been an employee of the Company or any of its subsidiaries at any time during the twelve (12) months preceding (i) any election by such person under Section 3 hereof, (ii) the receipt of a Stock Award by such person under Section 4 hereof, or (iii) the receipt of a Retirement Award by such person under Section 5 hereof.

(l) The term “Plan” means this Scientific-Atlanta, Inc. Stock Plan for Non-employee Directors, as amended from time to time.

(m) The term “Quarterly Compensation” means the sum of all meeting fees, annual retainer fees, and Committee and Board Chairmanship fees for service as a director earned by a Non-employee Director during a fiscal quarter. Compensation paid to Non-employee Directors for their service to the Company in any other capacity, shall be excluded from the calculation of Quarterly Compensation.

(n) The term “Retirement Award” means an award consisting of 1,500 Shares (subject to adjustment as herein provided) granted to an Eligible Director pursuant to Section 5 hereof, which Shares shall be either deferred or restricted for a period of at least two (2) years from the date of the grant, in accordance with the terms of Section 5 hereof. Depending on the election made by each Eligible Director under Section 5(a) hereof, each Retirement Award will be either a Deferred Retirement Award or a Restricted Retirement Award (as such terms are defined in Section 5(a) hereof).

(o) The term “Share” means a share of the Company’s Common Stock, $.50 par value. Shares delivered to the Eligible Directors under this Plan may be either authorized but previously Unicode shares or previously issued shares reacquired by the Company.

(p) The term “Shareholder Approval” means the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company at which a quorum is present.

(q) The term “Stock Award” means an award consisting of 500 Shares (subject to adjustment as herein provided) granted to an Eligible Director pursuant to Section 4(a) hereof.

3. Elective Grants

(a) Each Non-employee Director may make an election to receive up to 100 percent (100%) of his or her Quarterly Compensation (in increments of 5%) in the form of Shares pursuant to an Elective Grant made in accordance with this Section 3(a). The election by the Non-employee Director to receive an Elective Grant of Shares must be in writing and must be delivered to the Secretary of the Company before the start of the fiscal quarter during which services are to be rendered by the Non-employee Director giving rise to the Quarterly Compensation. The election made by a Non-employee Director pursuant to this Section 3(a) shall be in effect as to Quarterly Compensation payable for services rendered during the fiscal quarter of the Company covered by the election.

(b) The number of Shares to be granted to a Non-employee Director who makes an Elective Grant shall equal (i) the amount of the Quarterly Compensation earned during the Company’s fiscal quarter subject to the Elective Grant, divided by (ii) the Fair Market Value Per Share on the last day of such fiscal quarter. In no event shall the Company be required to issue fractional Shares. Any fractional Share will be rounded to the nearest whole Share.

(c) As soon as practicable after each Non-employee Director’s Elective Grant of Shares is determined, the Company shall cause to be issued and delivered to such Non-employee Director a stock certificate registered in the name of the Non-employee Director evidencing his or her Elective Grant, less any Shares withheld by the Company pursuant to Section 8 below.

(d) No right to an Elective Grant and no interest therein may be assigned, pledged, hypothecated, or otherwise transferred by a Non-employee Director except that, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing an Elective Grant, such right to such Elective Grant may be transferred to the Non-employee Director’s designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

4. Stock Awards

(a) Beginning with the 1995 Annual Meeting and at the Annual Meeting every year thereafter through and including the Annual Meeting held in 2007, every Eligible Director shall be granted a Stock Award.

(b) Subject to the provisions of Section 8 hereof, as soon as practicable after the applicable Annual Meeting, the Company shall cause to be issued and delivered to each Eligible Director receiving a Stock Award a stock certificate registered in the name of such Eligible Director evidencing the Stock Award, less any Shares withheld by the Company pursuant to Section 8 below.

(c) Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Stock Award until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after an Annual Meeting and prior to the issuance of such stock certificates.

(d) No right to a Stock Award and no interests therein may be assigned, pledged, hypothecated, or otherwise transferred by an Eligible Director except that, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing a Stock Award, such right to such Stock Award may be transferred to the Non-employee Director’s designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

5. Retirement Awards

(a) Beginning with the 1997 Annual Meeting and at the Annual Meeting every year thereafter through and including the Annual Meeting held in 2007, every Eligible Director shall be granted a Retirement Award. Each Eligible Director shall elect annually either (i) to defer his or her right to receive such Retirement Award, under the Deferred Compensation Plan for Non-employee Directors, for a minimum period of two (2) years after the date of the grant thereof (a “Deferred Retirement Award”), or (ii) to receive such Retirement Award as restricted stock that cannot be sold, assigned or otherwise disposed of by the Eligible Director for a period of two (2) years after the date of the grant thereof (a “Restricted Retirement Award”).

(b) Subject to the provisions of Section 8, as soon as practicable after the expiration of (i) the deferral period under the Deferred Compensation Plan for Non-employee Directors applicable to a Deferred Retirement Award, or (ii) the restriction period under this Plan applicable to a Restricted Retirement Award, as applicable, the Company shall cause to be issued to the pertinent Eligible Director a stock certificate registered in the name of such Eligible Director evidencing the Deferred Retirement Award or the Restricted Retirement Award, as applicable.

(c) Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Retirement Award until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after an Annual Meeting and prior to the issuance of such stock certificates.

(d) No right to a Retirement Award and no interests therein may be assigned, pledged, hypothecated, or otherwise transferred by an Eligible Director except that, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing a Retirement Award, such right to such Retirement Award may be transferred to the Non-employee Director’s designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

(e) During the two (2) year restriction period applicable to a Restricted Retirement Award, Eligible Directors shall have all rights of a shareholder with respect to the Shares granted under the Retirement Award, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares, but they shall not have the right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of such Restricted Retirement Award, except that such Shares may be transferred upon the death of the Eligible Director to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

6. Lump Sum Distributions

(a) As soon as practicable after the 1997 Annual Meeting, every Eligible Director who has elected to receive a Lump Sum Distribution, in accordance with paragraph 3 of the Retirement Plan for Non-employee Directors, shall be granted a Lump Sum Distribution under this Plan. Each Eligible Director shall elect to defer his or her right to receive such Lump Sum Distribution, under the Deferred Compensation Plan for Non-employee Directors, until not earlier than such Eligible Director’s Retirement, Death or Total Disability (as such terms are defined in that plan).

(b) Subject to the provisions of Section 8, as soon as practicable after the expiration of the deferral period under the Deferred Compensation Plan for Non-employee Directors applicable to such Lump Sum Distribution for an Eligible Director, the Company shall cause to be issued to such Eligible Director receiving a Lump Sum Distribution a stock certificate registered in the name of such Eligible Director evidencing the Lump Sum Distribution.

(c) Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Lump Sum Distribution until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after an Annual Meeting and prior to the issuance of such stock certificates.

(d) No right to a Lump Sum Distribution and no interests therein may be assigned, pledged, hypothecated, or otherwise transferred by an Eligible Director except that, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing a

Lump Sum Distribution, such right to such Lump Sum Distribution may be transferred to the Non-employee Director’s designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

7. Adjustment Upon Changes in Capitalization

If a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company or the Shares occurs, then the number and/or kind of shares to be awarded under the Plan shall be automatically adjusted as required in order to prevent an unfavorable effect upon the value of the Awards to be made under this Plan.

8. Election for Tax Purposes/Tax Withholding/Deferral

(a) All Awards made pursuant to this Plan shall be subject to the withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law. The Company shall, before delivery of a stock certificate evidencing an Award, require the recipient to make arrangements satisfactory to the Company to satisfy such withholding requirement, if any. An Eligible Director receiving an Award may satisfy such withholding requirement by having the Company withhold Shares otherwise issuable to the Eligible Director if such Director makes a written election to do so, which election must be delivered to the Secretary of the Company. Each Eligible Director receiving a Restricted Retirement Award shall have the right to make an election, under the terms of Section 83(b) of the U.S. tax code and related regulations, whereby such Eligible Director would treat such Restricted Retirement Award as creating income on the date of the grant thereof, rather than on the date upon which the restriction period expires.

(b) The right to receive any Shares under this Plan, at the election of the Non-employee Director receiving an Award (without need for Committee approval), may be deferred under the provisions of the Company’s Deferred Compensation Plan for Non-employee Directors. In the event of such a deferral, the Eligible Director will not have any rights of ownership, such as voting, selling or receipt of dividends, until the deferral period for such Award expires.

9. Administration

The Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Plan, to interpret the Plan and to promulgate such rules and regulations with respect to the Plan as it deems desirable for the administration of the Plan. The Committee shall have authority to determine all matters relating to the administration and granting of Awards. All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

10. Compliance with Applicable Legal Requirements

The Plan, the Awards, and the obligation of the Company to deliver Shares under the Plan shall be subject to all applicable laws, regulations, and the requirements of the exchanges on which Shares may, at the time, be listed. In the event that the Shares to be issued under this Plan are not registered under the Securities Act of 1933 and/or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that each Eligible Director to whom such Shares are to be issued represent and warrant in writing to the Company that the Shares are being acquired by him or her for investment for his or her account and not for resale or with any intent of participating directly or indirectly in any distribution of such Shares and a legend to that effect may be placed on the stock certificates representing such Shares.

11. Amendments

The Committee with Board Approval may amend this Plan or any provision thereof from time to time for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that no amendment, except with shareholder Approval, shall: (i) change the calculation of the Awards so as to increase the value of the award to the Non-employee Directors; (ii) increase the frequency of the Awards, (iii) materially increase in any other way the benefits to the Non-employee Directors, (iv) materially modify the definitions of Non-employee Director or Eligible Directors as defined herein, or (v) disqualify a Non-employee Director from being a “Non-Employee Director” administrator (within the meaning of Rule 16b-3 or any successor rule of the Securities and Exchange Commission) of any stock-based plan of the Company. Notwithstanding the foregoing, in no case may the Plan provisions pertaining to the amount or determination of a Stock Award, Elective Grant, Retirement Award, or the determination of Eligible Directors be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

12. Discontinuance

The Board may suspend or discontinue this Plan in whole or in part, but any such suspension or discontinuance shall not affect Awards granted under this Plan prior thereto.

13. Governing Law

This Plan is made in accordance with and shall be governed in all respects by the laws of the State of Georgia.

14. Effective Date

This Plan was effective on August 24, 1995.

15. Term

The term of this Plan shall be for the period commencing as of the date of Board Approval and ending with the earlier of (1) Annual Meeting held in 2007 and November 12, 2007.

To record the adoption of the Plan by the Board and by the shareholders and to record the amendments of the Plan, most recently as of February 20, 2005, the Company has caused its authorized officers to execute this Plan and affix the corporate name and seal hereto.

SCIENTIFIC-ATLANTA, INC.

By:
Name:	Brian C. Koenig
Title:	Senior Vice President - Human Resources

By:
Name:	Michael C. Veysey
Title:	Corporate Secretary